NorthWestern Corporation d/b/a NorthWestern Energy 3010 W. 69th Street Sioux Falls, SD 57108 www.northwesternenergy.com
News Release FOR IMMEDIATE RELEASE	NASDAQ-GS: NWEC

Media Contact: Claudia Rapkoch (866) 622-8081 claudia.rapkoch@northwestern.com	Investor Relations Contact: Dan Rausch (605) 978-2902 daniel.rausch@northwestern.com

NORTHWESTERN REPORTS 2007 YEAR END FINANCIAL RESULTS

Reports improvement in net income, gross margin and operating income

Sioux Falls, S.D. – Feb. 26, 2008 – NorthWestern Corporation d/b/a NorthWestern Energy (NASDAQ-GS: NWEC) today reported financial results for the year ended Dec. 31, 2007.

Highlights for the year:

•	Net income improved to $53.2 million in 2007 compared with $37.9 million in 2006;
•	Gross margin improved to $531.7 million in 2007 compared with $519.1 million in 2006;
•	Operating income improved to $141.1 million in 2007 compared with $110.4 million in 2006;
•	Regulators in South Dakota and Nebraska approved natural gas rate increases totaling $4.6 million annually;
•

Filed a proposed settlement with the Montana Public Service Commission that, pending approval, will result in a rate increase of $15 million annually for electric and natural gas rates, and also includes a commitment of 21 MW’s of unit contingent power from Colstrip Unit 4 at Mid-Columbia Electricity Price Index minus $19 per MWh;

•

Reached a tentative settlement of the Company’s transmission rate case and recognized $1.6 million in interim rates in 2007. This proposed settlement was filed with the Federal Energy Regulatory Commission (FERC) in February 2008 and will result, pending approval, in an annualized margin increase of approximately $3.0 million.

•

The purchase of our interest in Colstrip Unit 4 was completed, resulting in a reduction of lease expense of $22.1 million, offset by increased depreciation of $6.2 million and interest expense of $11.1 million, annually; and

•	Standard & Poor’s Rating Group upgraded the Company’s credit outlook to positive from stable.

Financial Results:

Consolidated net income was $53.2 million or $1.45 per basic share and $1.44 per diluted share for the year ended Dec. 31, 2007, compared with consolidated net income of $37.9 million or $1.07 per basic share and $1.01 per diluted share for the year ended Dec. 31, 2006.

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NorthWestern Reports 2007 Year End Financial Results

Feb. 26, 2008

“We are well poised to move forward on our strategic generation and transmission growth projects thanks to our continued financial progress,” said Mike Hanson, NorthWestern Energy’s President and CEO. “In 2007, we generated significant cash from core operations that was used to purchase our previously held leasehold interests in the Colstrip Unit 4 generating plant and to pay down our long-term debt to 49% of total capitalization.”

Consolidated gross margin for 2007 was $531.7 million compared with $519.1 million for 2006. Gross margin in the regulated electric segment increased $18.1 million in 2007. Gross margin in the regulated natural gas segment increased $8.7 million in 2007. Gross margin in the unregulated electric segment decreased $10.2 million. Gross margin in the other segment decreased $4.0 million in 2007.

Consolidated operating, general and administrative expenses were $221.6 million in 2007 compared with $240.2 million in 2006. The $18.6 million decrease was primarily due to a $12.6 million recovery of environmental clean up costs included in our South Dakota rate case settlement, higher transaction costs of $12.3 million in 2006 related to the then proposed acquisition of the Company by Babcock and Brown Infrastructure, Ltd. and a reduction in 2007 of lease expense of $11.1 million for the Company’s leased interest in Colstrip Unit 4 generating facility, offset by the inclusion in 2006 results of a $9.3 million reduction in expenses due to an insurance settlement. The Company reclassified the collection of property taxes through the Montana property tax tracker in 2007 resulting in an $11.5 increase to gross margin with a corresponding increase to property tax expense in the same amount. This 2007 reclassification had no impact on earnings comparing 2007 with 2006.

Property and other taxes were $87.6 million in 2007 compared with $74.2 million in 2006. Depreciation expense was $82.4 million in 2007 compared with $75.3 million in 2006. The increase in depreciation expense was related primarily to increased property in service and a $2.0 million increase related to the purchase of the previously leased interest in Colstrip Unit 4.

In February 2007, a jury verdict was rendered against the Company in Montana state court in a case called Ammondson, et al. v. NorthWestern Corporation, et al. Due to the verdict, the Company recognized a loss of $19.0 million in our 2006 results of operations to increase our recorded liability related to this claim.

Interest expense was $56.9 million in 2007 compared with $56.0 million in 2006. The purchase of the leased interest in Colstrip Unit 4 is expected to add approximately $11.1 million in interest expense in 2008.

Results from Regulated Operations

Regulated electric gross margin for 2007 was $347.0 million, up 5.5 percent, compared with $328.9 million in 2006. This $18.1 million increase was primarily due to increased collections on the Montana property tax tracker, which is offset by a corresponding increase in property tax expense, and increased volumes driven by customer growth and warmer summer weather in Montana.

Regulated retail electric volumes for 2007 totaled 9,953,000 megawatt hours compared with 9,742,000 megawatt hours for 2006. The increase was due primarily to customer growth and warmer summer weather in Montana. Wholesale electric volumes were 155,000 megawatt hours for 2007, an decrease from 248,000 megawatt hours for 2006 due primarily to planned and unplanned maintenance outages in the South Dakota generation facilities.

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NorthWestern Reports 2007 Year End Financial Results

Feb. 26, 2008

Regulated natural gas gross margin was $127.6 million for 2007, compared with $118.9 million for 2006. The increase was primarily due to increased amounts collected through the Montana property tax tracker, which is offset by a corresponding increase in property tax expense, increased volumes due to customer growth and colder winter weather in South Dakota and Nebraska and the transfer of certain of our previously unregulated natural gas customers and pipelines to the regulated natural gas business.

Regulated retail natural gas volumes were 28,894,000 dekatherms for 2007, compared with 28,093,000 dekatherms for 2006. The increase in volumes was primarily due to customer growth and colder winter weather in South Dakota and Nebraska.

Results from Unregulated Operations

Gross margin from unregulated electric operations was $56.2 million for 2007, a decrease from $66.4 million for 2006 primarily due to lower average contracted prices and higher fuel supply costs in 2007, partially offset by an increase in electric volumes.

Unregulated electric volumes were 1,638,000 megawatt hours in 2007, compared with 1,504,000 megawatt hours in 2006. Electric volumes at Colstrip Unit 4 increased in 2007 compared with 2006 primarily due to strong hydro generation in the Pacific Northwest in 2006 resulting in reduced demand for the Company’s Colstrip power and also in 2006, Colstrip experienced more planned and unplanned outages than in 2007.

During 2007, the Company transferred certain customers and contracts from the unregulated natural gas operations to the regulated natural gas operations. In addition, during 2007 the Company sold a number of unregulated natural gas customer contracts. Therefore, the unregulated natural gas business unit is no longer a reportable segment under FASB Statement No. 131.

Liquidity and Capital Resources

As of Dec. 31, 2007, cash and cash equivalents were $12.8 million compared with $1.9 million at Dec. 31, 2006. In addition, the Company had revolver availability of $158.7 million as of Dec. 31, 2007.

Cash provided by continuing operating activities totaled $202.0 million during 2007, compared with $165.1 million during 2006. This improvement in operating cash flows was primarily due to overcollections in the electric tracker, a decrease in purchases of storage gas and an increase in net income from 2006.

The Company’s financing activities provided $65.4 million in 2007. Sources of cash included $68.8 million in proceeds from the exercise of warrants and issuance of $100 million in debt in connection with purchase of the previously leased interest in Colstrip Unit 4. Uses of cash included dividends paid on common stock of $47.3 million during 2007 compared with $44.1 million during 2006 and pay-down of long-term debt in the amount of $53.5 million.

The Company had capital expenditures of $117.1 million during 2007 compared with $101.0 million in 2006. Also, the Company completed the purchase of its leased interest in Colstrip Unit 4 for $141.3 million plus the assumption of $53.7 million in debt.

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NorthWestern Reports 2007 Year End Financial Results

Feb. 26, 2008

2008 Earnings Outlook

Northwestern estimates its earnings per share for 2008 to be between $1.60 and $1.75 per fully diluted share. The guidance assumptions for 2008 include:

•	Impact of 2007 rate cases in the Company’s service territories, assuming we receive the regulatory approvals in Montana and at FERC;
•	Decreased lease expense and increased depreciation and interest expense related to the purchase of the previously leased interest in Colstrip Unit 4;
•	Lower average pricing on forward sales contracts and anticipated output volumes of 1.7 million MWH at Colstrip Unit 4;
•	Fully diluted average shares outstanding of 39.5 million; and
•	Normal weather in the Company’s electric and natural gas service territories for 2008.

Company Hosting Investor Conference Call

NorthWestern will host an investor conference call on Thursday Feb. 28, 2008 at 11:00 am Eastern Time (10:00 a.m. Central Time) to review its financial results for the year ended Dec. 31, 2007.

The conference call will be webcast live on the Internet at http://www.northwesternenergy.com under the “Investor Information” heading. To listen, please go to the site at least 10 minutes in advance of the call to register. An archived webcast will be available shortly after the call.

A telephonic replay of the call will be available beginning at noon ET on Feb. 28, 2008, through March 28, 2008, at 800-475-6701, access code 912551.

About NorthWestern Energy

NorthWestern Energy is one of the largest providers of electricity and natural gas in the Upper Midwest and Northwest, serving approximately 650,000 customers in Montana, South Dakota and Nebraska. More information on NorthWestern Energy is available on the Company's Web site at www.northwesternenergy.com.

SPECIAL NOTE REGARDING FORWARD—LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, without limitation, the information under “2008 Earnings Outlook”.  Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.”  These statements are based upon our current expectations and speak only as of the date hereof.  Our actual future business and financial performance may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including, but not limited to:

•	our ability to avoid or mitigate adverse rulings or judgments against us in our pending litigation;

•	unanticipated changes in availability of trade credit, usage, commodity prices, fuel supply

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NorthWestern Reports 2007 Year End Financial Results

Feb. 26, 2008

costs or availability due to higher demand, shortages, weather conditions, transportation problems or other developments;

•	unscheduled generation outages or forced reductions in output, maintenance or repairs;

•	adverse changes in general economic and competitive conditions in our service territories; and

•	potential additional adverse federal, state, or local legislation or regulation or adverse determinations by regulators.

Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings discuss some of the important risk factors that may affect our business, results of operations and financial condition.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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NorthWestern Reports 2007 Year End Financial Results

Feb. 26, 2008

NORTHWESTERN CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2007	December 31, 2006

ASSETS
Current Assets	278,354	268,474
Property, Plant, and Equipment, Net	1,770,880	1,491,855
Goodwill	355,128	435,076
Regulatory Assets	123,041	159,715
Other Noncurrent Assets	19,977	40,817
Total Assets	$2,547,380	$2,395,937
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Maturities of Long-term Debt and Capital Leases	$21,006	$7,693
Current Liabilities	300,833	271,243
Long-term Capital Leases	38,002	40,383
Long-term Debt	787,360	699,041
Noncurrent Regulatory Liabilities	194,959	182,103
Deferred Income Taxes	74,046	113,355
Other Noncurrent Liabilities	308,150	339,348
Total Liabilities	1,724,356	1,653,166
Total Shareholders’ Equity	823,024	742,771
Total Liabilities and Shareholders’ Equity	$2,547,380	$2,395,937

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NorthWestern Reports 2007 Year End Financial Results

Feb. 26, 2008

NORTHWESTERN CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

	Year Ended December 31,
	2007	2006	2005
OPERATING REVENUES	$1,200,060	$1,132,653	$1,165,750
COST OF SALES	668,405	613,582	641,755
GROSS MARGIN	531,655	519,071	523,995
OPERATING EXPENSES
Operating, general and administrative	221,566	240,215	225,514
Property and other taxes	87,581	74,187	72,087
Depreciation	82,415	75,305	74,413
Ammondson verdict	—	19,000	—
Reorganization items	—	—	7,529
TOTAL OPERATING EXPENSES	391,562	408,707	379,543
OPERATING INCOME	140,093	110,364	144,452
Interest Expense	(56,942)	(56,016)	(61,295)
Loss on Debt Extinguishment	—	—	(548)
Other Income	2,428	9,065	17,448
Income From Continuing Operations Before Income Taxes	85,579	63,413	100,057
Income Tax Expense	(32,388)	(25,931)	(38,510)
Income From Continuing Operations	53,191	37,482	61,547
Discontinued Operations, Net of Taxes	—	418	(2,080)
Net Income	$53,191	$37,900	$59,467
Average Common Shares Outstanding	36,623	35,554	35,630
Basic Income per Average Common Share
Continuing operations	$1.45	$1.06	$1.73
Discontinued operations	—	0.01	(0.06)
Basic	$1.45	$1.07	$1.67
Diluted Income per Average Common Share
Continuing operations	$1.44	$1.00	$1.71
Discontinued operations	—	0.01	(0.06)
Diluted	$1.44	$1.01	$1.65
Dividends Declared per Average Common Share	$1.28	$1.24	$1.00

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NorthWestern Reports 2007 Year End Financial Results

Feb. 26, 2008

NORTHWESTERN CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2007	2006
Operating Activities:
Net Income	$53,191	$37,900
Noncash Items	113,083	114,299
Changes in Operating Assets and Liabilities	35,690	12,879
Cash Provided by Continuing Operating Activities	201,964	165,078

Cash Used in Continuing Investing Activities	(256,499)	(71,522)

Cash Provided by (Used in) Continuing Financing Activities	65,378	(102,012)

Change in Net Assets of Discontinued Operations	—	7,695

Increase (decrease) in Cash and Cash Equivalents	10,843	(761)
Cash and Cash Equivalents, beginning of period	1,930	2,691
Cash and Cash Equivalents, end of period	$12,773	$1,930

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NorthWestern Reports 2007 Year End Financial Results

Feb. 26, 2008

NORTHWESTERN CORPORATION

REGULATED SEGMENTS

REGULATED ELECTRIC SEGMENT

	Results
	2007	2006	Change	% Change
	(in millions)
Total Revenues	736.7	661.7	75.0	11.3%
Total Cost of Sales	389.7	332.8	56.9	17.1%
Gross Margin	$347.0	$328.9	$18.1	5.5%
% GM/Rev	47.1%	49.7%

	Volumes MWH
	2007	2006	Change	% Change
	(in thousands)
Retail Electric
Montana	2,235	2,184	51	2.3%
South Dakota	505	474	31	6.5
Residential	2,740	2,658	82	3.1
Montana	3,213	3,125	88	2.8
South Dakota	827	776	51	6.6
Commercial	4,040	3,901	139	3.6
Industrial	2,992	2,998	(6)	(0.2)
Other	181	185	(4)	(2.2)
Total Retail Electric	9,953	9,742	211	2.2%
Wholesale Electric	155	248	(93)	(37.5)%

Average Customer Counts	2007	2006	Change	% Change
Montana	326,248	320,401	5,847	1.8%
South Dakota	59,474	58,968	506	0.9%
Total	385,722	379,369	6,353	1.7%

	2007 as compared with:
Cooling Degree-Days	2006	Historic Average
Montana	25% warmer	82% warmer
South Dakota	Remained Flat	23% warmer

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NorthWestern Reports 2007 Year End Financial Results

Feb. 26, 2008

REGULATED NATURAL GAS SEGMENT

	Results
	2007	2006	Change	% Change
	(in millions)
Total Revenues	363.6	359.7	3.9	1.1%
Total Cost of Sales	236.0	240.8	(4.8)	(2.0)%
Gross Margin	$127.6	$118.9	$8.7	7.3%
% GM/Rev	35.1%	33.1%

	Volumes Dekatherms
	2007	2006	Change	% Change
	(in thousands)
Retail Gas
Montana	12,101	12,036	65	0.5%
South Dakota	2,771	2,596	175	6.7
Nebraska	2,519	2,371	148	6.2
Residential	17,391	17,003	388	2.3
Montana	6,091	6,025	66	1.1
South Dakota	2,444	2,189	255	11.6
Nebraska	2,655	2,546	109	4.3
Commercial	11,190	10,760	430	4.0
Industrial	169	177	(8)	(4.5)
Other	144	153	(9)	(5.9)
Total Retail Gas	28,894	28,093	801	2.9%

Average Customer Counts	2007	2006	Change	% Change
Montana	174,651	170,873	3,778	2.2%
South Dakota	42,427	41,842	585	1.4
Nebraska	40,866	40,781	85	0.2
Total	257,944	253,496	4,448	1.8%

2007 as compared with:
Heating Degree-Days	2006	Historic Average
Montana	1% warmer	8% warmer
South Dakota	8% colder	6% warmer
Nebraska	7% colder	8% warmer

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NorthWestern Reports 2007 Year End Financial Results

Feb. 26, 2008

NORTHWESTERN CORPORATION

UNREGULATED ELECTRIC SEGMENT

	Results
	2007	2006	Change	% Change
	(in millions)
Total Revenues	$74.2	$83.0	$(8.8)	(10.6)%
Total Cost of Sales	$18.0	$16.6	$1.4	8.4%
Gross Margin	$56.2	$66.4	$(10.2)	(15.4)%
% GM/Rev	75.7%	80.0%

	Volumes MWH
	2007	2006	Change	% Change
	(in thousands)
Wholesale Electric	1,638	1,504	134	8.9%